REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

To the Members and Board of Directors of PNC Absolute Return Fund LLC:

In planning and performing our audit of the financial statements of PNC
Absolute Return Fund LLC (the Fund) as of and for the year ended March
31, 2009, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the
Funds internal control over financial reporting.
Accordingly, we
express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the
Fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.
Also, projections
of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over
financial
reporting was for the limited purpose described in
the first paragraph
and would not necessarily disclose all deficiencies
in internal control
that might be material weaknesses under standards
established by the
Public Company Accounting Oversight Board (United
States).  However, we
noted no deficiencies in the Funds internal control
over financial
reporting and its operation, including controls for
safeguarding
securities, that we consider to be a material
weakness, as defined
above, as of   March 31, 2009.

This report is intended solely for the information and use of management and the Board of Directors of PNC
Absolute Return Fund LLC
and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


DELOITTE & TOUCHE LLP

Chicago, Illinois
May 28, 2009